SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2014

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-23930	91-1549568

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip code)

(804) 205-5069

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, the shareholders removed Philip J. Young from the Board of Directors (the “Board”) of AmpliPhi Biosciences Corporation (the “Company”), effective immediately.

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 19, 2014, the Company held its special meeting of shareholders (the “Special Meeting”). The certified results of the matters voted upon at the meeting, are as follows:

1.	The shareholders authorized an amendment to the Amended and Restated Articles of Incorporation of the Company allowing its Board, in its discretion at any time prior to June 30, 2015, to effect a reverse stock split of the Company’s outstanding common stock at a ratio at least five-for-one and up to fifty-for-one. The votes regarding this proposal were as follows:

For	Against	Abstain
222,210,897	5,289,499	1,448,957

2.	The shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation modifying the requirements of director removal. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
201,515,003	451,322	1,217,597	25,765,431

3.	The shareholders removed Philip J. Young from the Board of the Company, effective immediately. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
201,511,125	400,193	1,272,604	25,765,431

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmpliPhi Biosciences Corporation

Date: December 24, 2014	By:	/s/ David E. Bosher
David E. Bosher Chief Financial Officer